FLORIDA ROCK INDUSTRIES, INC.
        155 EAST 21ST STREET, JACKSONVILLE, FLORIDA 32206
        _________________________________________________


                         NOTICE OF
              ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of Florida Rock Industries, Inc. will be held at 9 o'clock in the morning, local time, on Wednesday, February 4, 2004 at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

 1. To elect four directors to serve for a term of three years and one director to serve for a term of two years; and

 2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December
8, 2003 are entitled to vote at said Annual Meeting or any adjournment or adjournments thereof.

                              BY ORDER OF THE BOARD OF DIRECTORS


December 29, 2003                     Dennis D. Frick
                                         Secretary


     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING
       ENVELOPE.  IF YOU ATTEND THE MEETING,YOU MAY WITHDRAW YOUR
                         PROXY AND VOTE IN PERSON.

                  FLORIDA ROCK INDUSTRIES, INC.
        155 EAST 21ST STREET, JACKSONVILLE, FLORIDA 32206
        _________________________________________________

                        PROXY STATEMENT
              ANNUAL MEETING - February 4, 2004

     The attached proxy is solicited from you by the Board of Directors of Florida Rock Industries, Inc. ("we" or the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 4, 2004 at 9 o'clock in the morning, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. You may revoke the proxy by written notice to the Secretary of the Company at any time before its exercise.

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with your directions or, if no directions are indicated, will be voted (1) in favor of the election of the five nominees as directors proposed in this proxy statement and, (2) if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     This proxy statement and the accompanying proxy are being distributed on or about December 29, 2003.

                       VOTING PROCEDURES

     The holders of record of common stock at the close of business on December 8, 2003 may vote at the meeting. On such date there were outstanding 28,728,185 shares of common stock of the Company. Under the Company's Restated Articles of Incorporation and Bylaws, each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

     Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast and other matters are approved if the affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by the FBCA or the Company's Restated Articles of Incorporation. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

1.   ELECTION OF DIRECTORS

     Under our Articles of Incorporation, the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of shareholders for a three-year term of office. We have listed below three nominees in Class III to be re-elected, one nominee in Class

III who was first appointed as a director by the Board of Directors during December 2003, and one nominee in Class II who was first appointed as a director by the Board of Directors in December 2003. Class III directors will hold office until the 2007 annual meeting and Class II directors will hold office until the 2006 annual meeting. Your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

     The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after this annual meeting of shareholders. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.


ClASS III - NOMINEES FOR TERMS EXPIRING IN 2007
_______________________________________________


     NAME AND PRINCIPAL                  DIRECTOR      OTHER
        OCCUPATION                 AGE    SINCE    DIRECTORSHIPS
     __________________           _____  ________  _____________

Thompson S. Baker II              45     1991     Patriot
Vice President of the Company                      Transportation
                                                   Holding, Inc.

Luke E. Fichthorn III             62     1972     Bairnco
Partner in Twain Associates                        Corporation
(a private investment                              Patriot
banking firm); Chairman of                         Transportation
the Board  and Chief                               Holding, Inc.
Executive Officer
of Bairnco Corporation
(manufacturing)

The Honorable Tillie K. Fowler   60     2001      Winn Dixie
Partner with Holland & Knight                      Stores, Inc.
LLP

Francis X. Knott                 58     2003      Patriot
Chairman of Partners                               Transportation
Management Co., LLC and                            Holding, Inc.
Partners Realty Trust, Inc.
(a real estate management
enterprise)


Class II - NOMINEE FOR A TERM EXPIRING IN 2006
______________________________________________

William H. Walton III            51     2003
President, Rockpoint Group,
 LLC (a real

				3



 estate investment firm; Managing
 Principal, Westbrook Real
 Estate Partners, LLC (a real
 estate investment firm)


DIRECTORS CONTINUING IN OFFICE AFTER THE 2004 ANNUAL MEETING

Class I - TERMS EXPIRING IN 2005
________________________________


     NAME AND PRINCIPAL               DIRECTOR        OTHER
         OCCUPATION            AGE     SINCE      DIRECTORSHIPS
     __________________        ___     _____     _______________

A. R. Carpenter                61      1993      Regency Centers
Retired Vice Chairman of CSX                      Corporation
 Corporation                                      Stein Mart, Inc.


John D. Baker II               55      1979      Patriot
President and Chief                               Transportation
 Executive Officer of the                         Holding, Inc.
 Company                                          Hughes Supply,
                                                  Inc.
                                                  Wachovia
                                                  Corporation

G. Kennedy Thompson            53       1998     Wachovia
Chairman, President and                           Corporation
 Chief Executive Officer,
 Wachovia Corporation

Class II - TERMS EXPIRING IN 2006
_________________________________

     NAME AND PRINCIPAL              DIRECTOR         OTHER
        OCCUPATION             AGE    SINCE       DIRECTORSHIPS
     __________________        ___   ________     _____________

Edward L. Baker                68     1970        Patriot
Chairman of the Board of the                       Transportation
Company                                            Holding, Inc.

J. Dix Druce, Jr.              56     2001        Regency Centers
Chairman of National P.E.T.                        Corporation
Scan LLC

John D. Milton, Jr.            58     2002
Executive Vice President,
  Treasurer and Chief
  Financial Officer


				4

     All of the nominees and directors have been employed in their respective positions for the past five years, except A. R.
Carpenter, J. Dix Druce Jr., The Honorable Tillie K. Fowler, John
D. Milton Jr. and G. Kennedy Thompson.

     Mr. Carpenter retired in February, 2001, as Vice Chairman of CSX Corporation, a position he had held since July 1999. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer of CSX Transportation (from 1992 to July 1999).

     Mr. Druce served as President and Chairman of the Board of Directors of Life Service Corp., Inc., a life insurance management company, from 1988 through June 2000, and President and director of American Merchants Life Insurance Company and its parent, AML Acquisition, from October 1992 through June 2000. He was President and director (Chairman from May 1989 to July 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance Company and NFU Acquisition Company from 1987 to 1991.

     Ms. Fowler joined the Washington, D.C. and Jacksonville,
Florida offices of Holland & Knight in April 2001 after serving from 1993 until January 2, 2001 as a member of the United States
House of Representatives.

     Mr. Milton first was employed by the Company in his current offices effective January 1, 2001. For more than five years prior to that date Mr. Milton practiced law in Jacksonville, Florida with the law firm of Martin, Ade, Birchfield & Mickler, P.A.

     Effective February 18, 2003, Mr. Thompson was elected Chairman of Wachovia Corporation. Effective January 2000, Mr. Thompson was elected President and effective April 18, 2000, Chief Executive Officer of First Union Corporation, which became Wachovia Corporation on September 4, 2001. Mr. Thompson was Vice Chairman of First Union Corporation from October 1998 through December 1999. Previously, he served as Managing Director, First Union Capital Markets Group.

     Martin E. Stein Jr., who currently serves as a member of the Board of Directors, has advised the Company that he will resign from the Board of Directors effective January 1, 2004. Mr. Knott has resigned from the Board of Directors of Patriot Transportation Holding, Inc., effective January 1, 2004. Mr. Knott previously served as a director of the Company from 1989 to 2002.

     Edward L. Baker and John D. Baker II are brothers. Thompson
S. Baker II is the son of Edward L. Baker.

     See "Compensation Committee Interlocks and Insider
Participation" and "Certain Relationships and Related
Transactions" for a discussion of the relationships between the Company and Patriot Transportation Holding, Inc.

                   CORPORATE GOVERNANCE

     The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which provides the basis for a number of new corporate governance and disclosure requirements. In addition, the New York Stock Exchange has recently adopted changes to its listing standards that relate to corporate governance. Many of these requirements have not yet become effective as of the date of this proxy statement. Nevertheless, the Board of Directors has voluntarily implemented a number of these new requirements, including the following:

CODES OF CONDUCT
________________

     * The Board of Directors has adopted a Financial Code of
Ethical Conduct applicable to senior executive and financial officers.

     * The Board of Directors has adopted a Code of Business
Conduct and Ethics applicable to all employees of the Company.

CORPORATE GOVERNANCE GUIDELINES.     The Board of Directors has
adopted corporate governance guidelines to assist the Board of Directors in the exercise of its responsibilities.

AUDIT COMMITTE CHARTER.  The Audit Committee has adopted an
Audit Committee charter which, among other matters:

     * gives the Audit Committee the exclusive right to appoint, review and assess the performance of our independent auditors;

     * requires Audit Committee approval of all audit and non-audit services to be provided by our independent auditors;

     * requires regular executive sessions between the Audit
Committee and the independent auditors, the internal auditor and members of management; and

     * requires the Audit Committee to review its own performance annually.

CORPORTE GOVERNANCE AND NOMINATING COMMITTEE.    The Board of
Directors has established a Corporate Governance and Nominating
Committee.  The responsibilities of this committee include:

     * establishing criteria for board membership;

     * considering, recommending and recruiting candidates to serve as directors;

     * reviewing director candidates recommended by shareholders;

     * overseeing the annual evaluations of the Board of Directors and senior management;

     * recommending directors to serve on other Board committees and monitoring the functions of such committees;

     * reviewing and recommending changes to, and considering requests for waivers with respect to, the Company's codes of conduct; and

     * reviewing its own performance annually.

BOARD COMPENSATION. The Board of Directors has reviewed the composition of its Board of Directors and has determined that effective January 1, 2004:

     * a majority of the members of the Board of Directors will be independent of management;

     * all of the members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee will be independent directors.

     The Code of Business Conduct and Ethics, the Financial Code of Ethical Conduct and the Corporate Governance Guidelines may be accessed at the Company's website at www.flarock.com.

       OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     MEETINGS. During the fiscal year ended September 30, 2003, the Company's Board of Directors held five meetings.

     DIRECTOR FEES.      Directors who are not employees of the
Company or its subsidiaries are paid annual fees of $15,000 plus $2,000 for each directors' meeting attended. Members of the Company's Audit Committee are paid additional annual fees of $5,000 except its chairman who is paid an additional annual fee of $10,000. Members of other committees (except directors who are employees) are paid additional annual fees of $1,000 except the chairmen who are paid additional annual fees of $2,000. Members of the Long Range Planning Committee receive $1,250 for each committee meeting attended. Except for the Long Range Planning Committee, no fees are paid for attendance at committee meetings.

     Most of the directors who are not Company employees currently participate in the Company's Directors Stock Purchase Plan under which a director may designate all, or any part, of his or her director's compensation for investment in the Company's stock purchased in the open market through a broker. The Company matches 25% of the director's designated portion and pays all broker commissions.

     AUDIT COMMITTEE. Messrs. Thompson, Carpenter and Druce comprise the Audit Committee. The principal function of the Audit Committee is to assist Board oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements.

     Under the Audit Committee Charter, the Audit Committee is directly responsible, among other matters, for the compensation and oversight of the work of the independent auditor. In addition, under the Audit Committee Charter, the Audit Committee has the sole authority to appoint or replace the independent auditor.

     The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the New York Stock Exchange's listing standards and Section 301 of the Sarbanes-Oxley Act of 2002. The Board of Directors also has determined that each of the members of the Audit Committee is financially literate, and that Mr. Thompson, who is the chairman, has financial management expertise and is an audit committee financial expert, as defined in SEC rules. In reaching such determinations, the Board considered the financial, business and occupational experience, as well as the past services as a director of each Audit Committee member. During fiscal 2003, the Audit Committee held nine meetings.

     COMPENSATION COMMITTEE.   Messrs. Fichthorn and Stein and
Ms. Fowler comprise the Compensation Committee. Effective January 1, 2004, Ms. Fowler, Mr. Walton and Mr. Knott will comprise the Compensation Committee. The Committee determines the compensation for the Chief Executive Officer, reviews and approves compensation for other corporate officers and certain other members of management, and periodically reviews, with the Chairman of the Board and the Chief Executive Officer, the succession plans for management. In addition, the Committee administers the Company's stock option plans and the Management Incentive Compensation program. During fiscal 2003, the Compensation Committee held three meetings.

     The primary function of the Compensation Committee is to (1) discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers, and (2) prepare an annual report on executive compensation to be included in the Company's proxy statement.

     CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.  Messrs.
Carpenter and Druce and Ms. Fowler comprise the Corporate
Governance and Nominating Committee (the "Corporate Governance
Committee"). The Corporate Governance Committee was established on October 2, 2002, and held one meeting in fiscal 2003.

     Under its Charter, the principal functions of the Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company's Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders or at any such time that there is a vacancy on the Board of Directors, and (3) develop and recommend to the Board of Directors corporate governance principles with respect to the Company.

     The Corporate Governance and Nominating Committee has the duty and responsibility to establish the criteria for board membership. At this time, the Corporate Governance and Nominating Committee has not established any specific criteria for board membership. At present, board candidates are considered based on various criteria, such as their business and professional skills and experience, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, candidates must have time available to devote to board activities. The Corporate Governance Guidelines require directors to be (or to become) shareholders of the Company. In addition, the Corporate Governance Guidelines establish a retirement policy at age 70 for directors who joined the Board after 1986.

     In carrying out its responsibilities, the Corporate
Governance Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for nominees should be sent to the Secretary of the Company.

     The Company's Articles of Incorporation provide that only persons who are nominated in accordance with the procedures set forth in the Articles of Incorporation shall be eligible for election by the shareholders or directors. Under the Articles of Incorporation, directors may be nominated, at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty
(40) days prior to the meeting except that, if less than fifty
(50) days' notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

     EXECUTIVE COMMITTEE. Edward L. Baker, John D. Baker II and John D. Milton Jr. comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors. During the fiscal year ended September 30, 2003, the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

     LONG RANGE PLANNING COMMITTEE. Messrs. Edward L. Baker, John D. Baker II, Carpenter, Druce, Fichthorn, Thompson and Ms. Fowler comprise the Long Range Planning Committee. The Committee reviews the Company's long-term strategic initiatives. The Long Range Planning Committee did not meet in fiscal 2003.

     During the last fiscal year, each of the directors attended
75% or more of all meetings of the Board and its Committees on which the director served.

                      AUDIT COMMITTEE REPORT

     With respect to the Company's fiscal year ended September 30, 2003, the Audit Committee of the Board of Directors (1) has reviewed and discussed the Company's audited financial statements for fiscal 2003 with management; (2) has discussed with Deloitte & Touche LLP any matters required of auditors to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (relating to additional information from the auditor regarding the scope and results of the audit); (3) has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and has discussed with representatives of Deloitte & Touche LLP their independence; and (4) based on the foregoing review and discussions, recommended to the Board of Directors that the Company's fiscal 2003 audited financial statements be included in the Company's annual report on Form 10-K.

     Submitted by:                 G. Kennedy Thompson, Chairman
                                   A.R. Carpenter
                                   J. Dix Druce Jr.

                                   Members of the Audit Committee


                     EXECUTIVE COMPENSATION

Summary Compensation Table
__________________________

     The following table sets forth information concerning the compensation of our Chief Executive Officer and our other four most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2003:


                      Annual Compensation
                      ___________________


                                                Long Term       All Other
Name and Principal         Salary     Bonus    Compensation    Compensation
    Position        Year   ($)(1)     ($)(1)     Options #        ($)(2)
    ________        ____   ______     ______     _________        ______

JOHN D. BAKER II    2003   560,312    580,663    15,000           8,028
 President and      2002   548,000    446,000    15,000          26,762(2)(3)
 Chief Executive    2001   492,500    270,000    13,125          24,708(3)
 Officer

EDWARD L. BAKER     2003   550,906    333,509    15,000           7,935
 Chairman of the    2002   485,500    256,500    15,000          26,449(2)(4)
 Board              2001   471,250    256,500    13,125          33,603(4)


				10


JOHN D.             2003   411,250    284,275    12,500           7,569
 MILTON, JR.        2002   401,989    216,000    12,500           4,884
 Executive Vice     2001   281,250    202,500    75,000             _
 President,
 Treasurer &
 Chief Financial
 Officer

THOMPSON S.         2003   272,500    202,813    10,000           8,770
 BAKER II           2002   269,250    110,505    10,000           5,250
 Vice President     2001   236,250     87,500     6,300          13,168

GEORGE J.           2003   238,750    173,460    10,000          10,749
 HOSSENLOPP         2002   202,917     46,389    10,000           7,187
 Vice President     2001   160,000     67,500     7,500           4,920



(1)  Includes amounts deferred under the Company's Profit
     Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

(2) The amounts shown in the column for 2003 include the Company's limited matching contribution under the Employee Stock Purchase Plan of $720 each for Edward L. Baker, John D. Milton Jr., and George J. Hossenlopp; the Company's matching contributions to the Profit Sharing and Deferred Earnings Plan of $6,000 each for Edward L. Baker, John D. Baker II, Thompson S. Baker II, George J. Hossenlopp and John D. Milton Jr.; and reimbursement of uninsured medical expenses of $2,028 for John D. Baker II, $1,215 for Edward L. Baker, $4,029 for George J. Hossenlopp, and $2,770 for Thompson S. Baker II.

(3)  Includes $19,056 in 2002 (paid before July 30, 2002) and
     $11,540 in 2001, the present value of the benefit of a split-dollar premium paid during the fiscal year.

(4)  Includes $19,539 in 2002 (paid before July 30, 2002) and
     $20,435 in 2001, the present value of the benefit of a split-dollar premium paid during the fiscal year.

Option Grants in the Last Fiscal Year (1)
_________________________________________


                       INDIVIDUAL GRANTS                                    GRANT
                       _________________                                 DATE VALUE
                                                                         __________
                  Number of    Percent of
                  Securities   total options/
                  Underlying   SARs granted
                   Options     to employees    Exercise or               Grant Date
                   /SARs        in fiscal      base price   Expiration     Present
    Name          granted (#)     year           ($/Sh)      Date (2)     Value $(3)
    ____          ___________     ____           ______      ________     __________

John D. Baker II   15,000         5.62%          $39.40      12/3/12      $217,200

Edward L. Baker    15,000         5.62%          $39.40      12/3/12      $217,200


				11

                       INDIVIDUAL GRANTS                                    GRANT
                       _________________                                 DATE VALUE
                                                                         __________
                  Number of    Percent of
                  Securities   total options/
                  Underlying   SARs granted
                   Options     to employees    Exercise or               Grant Date
                   /SARs        in fiscal      base price   Expiration     Present
    Name          granted (#)     year           ($/Sh)      Date (2)     Value $(3)
    ____          ___________     ____           ______      ________     __________


John D. Milton     12,500         4.68%          $39.40      12/3/12      $181,000
Jr.

Thompson S.        10,000         3.74%          $39.40      12/3/12      $144,800
Baker II

George J.          10,000         3.74%          $39.40      12/3/12      $144,800
Hossenlopp




(1) All information in this table relates to nonqualified stock options. The Company has not granted any incentive stock options or stock appreciation rights ("SARs").

(2) Options become exercisable in five equal installments each year beginning on the first anniversary of the grant date.

(3) This estimate is determined using the Black-Scholes model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on day of grant; estimated dividend yield of 1.1%; expected volatility of 34.9%; risk-free interest rate of 4.7%; and expected lives of 7 years.

Option Exercises and Year End Values
____________________________________

     The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 2003 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table.


                                     Number of Unexercised   Value of Unexercised In-The
                                          Options at                Money Options
                                      September 30, 2003      at September 30, 2003 (1)
                                       __________________     __________________________
           Shares
         Acquired on  Value Realized Exercisable # Unexercisable # Exercisable # Unexercis-
  Name   Exercise                                                                  able $
  ____   ________    ______________ _____________ _______________ _____________ ___________

John D.       -            -         158,250       34,875          5,992,181      573,459
Baker II

Edward L.     -            -         158,250       34,875          5,992,181      573,459
Baker

John D.       -            -          32,500       67,500            814,252    1,458,253
Milton Jr.

Thompson S.

				12


Baker II   9,000      $ 547,743       4,520        21,780            102,347      343,020

George J.     -            -         25,800        18,700            944,261      279,158
Hossenlopp



(1) The closing price of the Company's common stock on the New York Stock Exchange composite transactions on September 30, 2003 (the last trading day in fiscal 2003) of $49.60 less the exercise price, was used in calculating the value of unexercised and exercisable options.

Pension Plan
____________

     We have a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers and certain key employees. Benefit levels have been established on the basis of base compensation as of December 31, 2002. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter, until his death, the benefit level in monthly payments. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 2003 for the executive officers named above participating in the MSP Plan were:

     John D. Baker II                        $275,000
     Edward L. Baker                         $237,500
     Thompson S. Baker II                    $132,500
     George J. Hossenlopp                    $100,000


                 COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of our Chief Executive Officer, reviews and approves compensation of other officers and members of management reaching a salary level established by the Board, and periodically reviews, with the Chairman of the Board and the Chief Executive Officer, the succession plans for management. In addition, the Committee administers our stock option plans and the Management Incentive Compensation ("MIC") program. The full Board ratifies the recommendations of the Committee, except that the Board of Directors has vested sole authority to administer the 2000 Stock Plan in the Compensation Committee.

     On December 4, 2002, the Compensation Committee adopted a new Compensation Committee Charter. Under the new Charter, the principal function of the Compensation Committee is to (1) discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers, and (2) prepare an annual report on executive compensation to be included in the Company's proxy statement.

     The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

     Base salary levels for executives are established taking into consideration business conditions, the Company's size and performance and peer group and industry compensation levels. The Committee carefully analyzes the compensation paid to executives of the Company's peer companies used in preparing the Shareholder Return Performance Graph, compares the financial and shareholder return performance of the peer companies to the Company's performance, and subjectively determines a reasonable salary for the executive considering this information as well as the executive's performance and responsibilities in achieving the Board's strategic goals.

     In setting the Chief Executive Officer's salary of $560,312 and determining MIC and other compensation paid for fiscal 2003, the Committee specifically considered, without applying any particular weighting, the compensation paid to the chief executive officers of the peer companies, the relative size of the peer companies and the Company, the Company's performance in terms of stock price and key financial indices compared to these same measures for its peers, the Chief Executive Officer's extensive industry knowledge, and the performance goals established by the Board for the Chief Executive Officer.

     The MIC program provides officers and key employees an opportunity for annual incentive compensation. The program provides an annual cash bonus as a financial incentive to participants who achieve their business unit's and the Company's goals and objectives. Profit levels are set for various segments of the business. Depending on the level of profitability obtained, an individual may become eligible for a bonus equal to a certain percentage of his year end base salary ranging up to a maximum of 150% of base salary for the Chief Executive Officer, a maximum of 100% of base salary for the Chairman and Chief Financial Officer and a maximum of 85% of base salary for other senior executives. However, that bonus may be adjusted down based on the degree by which the individual accomplishes his individual goals and objectives for the year. The total amount of the MIC program for the entire Company in any year is limited to 15% of consolidated income before income taxes. At the beginning of each year, after taking into consideration the outlook for the general economy, the construction materials industry, the Company's markets, prior year performance and the budget for the upcoming year, the Committee approves target levels of return-on-capital-employed for the senior executive officers.

     For fiscal 2003, based on the Company's actual performance when compared to the return-on-capital-employed target established by the Committee at the beginning of the year, the

Company's Chief Executive Officer was awarded a cash bonus under the MIC program of $580,663.

     The Committee believes that long-term compensation in the form of stock options is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. In addition, the vesting periods associated with stock options encourage this key group to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chief Executive Officer, the Committee takes into account the cost to exercise the option and the individual's relative base salary, scope of responsibility, ability to affect profits and value to the Company and the levels of stock option awards granted to executives in comparable positions with the peer companies.

     In December 2003, the Committee granted the Chief Executive Officer options to purchase 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. In establishing this option grant, in addition to considering the factors described in the preceding paragraph, the Committee also considered the number of options currently held by the Chief Executive Officer, the level of options granted to him in prior years, the level of stock option grants awarded to the chief executive officers of the peer companies and the Company's relative size, quantitative performance and strategic goals compared to the peer companies. No particular weighting was applied to any of these factors.

Submitted by:       Luke E. Fichthorn III, Chairman
                    Martin E. Stein Jr.
                    Tillie K. Fowler
                    Members of the Compensation Committee

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report and Compensation Committee Report and the Shareholder Return Performance that follows shall not be incorporated by reference into any such filings.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fichthorn, who will be a member of the Compensation Committee until December 31, 2003, is among the five directors of the Company who are also directors of Patriot Transportation Holding, Inc. ("Patriot"). The other four directors of both Patriot and the Company who are not members of the Compensation Committee are Edward L. Baker, John D. Baker II, Thompson S. Baker II and Martin E. Stein Jr. The five directors own approximately 49.0% of the stock of Patriot and 27.9% of the stock of the Company. Accordingly, the Bakers, who own approximately 27.6% of the stock of the Company and 46.0% of the stock of Patriot, may be considered to be control persons of both the Company and Patriot. Mr. Stein has tendered his resignation from the Company's Board of Directors effective January 1, 2004.

     Mr. A. R. Carpenter, who is a director, also serves as a member of the Compensation Committee of the Board of Directors of Regency Centers Corporation and Stein Mart, Inc. Mr. Martin E. Stein Jr., a director who is also a director of Patriot and of Stein Mart, Inc., is a director, Chairman and Chief Executive Officer of Regency Centers Corporation.

     There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Patriot routinely are engaged in business together through the hauling by Patriot of petroleum products and other products for the Company and the leasing to the Company of construction aggregates mining and other properties. Patriot has numerous petroleum hauling competitors at all terminal and plant sites and the rates charged are, accordingly, established by competitive conditions. The Company paid rents, royalties construction, management services, and transportation charges to subsidiaries of Patriot totaling $7,305,000 in 2003. Approximately 7.1% of Patriot's revenue was attributable to the Company during fiscal year 2003. Under an amended agreement, the Company provides certain tax, legal, administrative, human resources, health benefits, risk management and property management services to Patriot and its subsidiaries and charged Patriot $440,000 for these services in fiscal 2003.

     Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 2003 for which he received
$60,000.

     In September 2003, the Company acquired 796 acres of land from a subsidiary of Patriot for $1,836,000. In May 2003, the Company agreed to acquire from a subsidiary of Patriot a 935 acre parcel of property in Miami, Florida for $1,638,000. In February 2002, the Company agreed to purchase from a subsidiary of Patriot 108 acres of land located in the northwest quadrant of I-395 and I-495 at Edsall Road in Springfield, Virginia for $15,000,000. In December 2003, the Company agreed to purchase from a subsidiary of Patriot a 6,300 acre parcel of property near Lake City, Florida for $13,000,000. Each of these transactions was approved by a committee of independent directors.

     In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

            SHAREHOLDER RETURN PERFORMANCE

The following graph compares the performance of the Company's
Common Stock to The S&P 600 Smallcap Index and a peer group of industry companies for the five-year period commencing September
30, 1998 and ending on September 30, 2003. The graph assumes that $100 was invested on September 30, 1998 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends. The Peer Group consists of the following companies: Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials, Inc., Texas Industries, Inc. and Vulcan Materials Company.

                         <Graph Omitted>

				17

               1998      1999     2000      2001     2002      2003
               ____      ____     ____      ____     ____      ____
Florida rOCK   100       142      163       198      193       318

S&P 600 Index  100       118      146       130      128       163

Peer Group     100       111      108       126      109       131



      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes set forth the beneficial ownership of our common stock by each person known by us to own beneficially more than 5% of the common stock of the Company.



  NAME AND ADDRESS            AMOUNT AND NATURE          PERCENT
OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP         OF CLASS
___________________         ____________________         ________

Baker Holdings, LP          5,622,258 (1)                19.6%
Edward L. Baker               609,071 (1)                 2.1%
John D. Baker II            1,660,086 (1)                 5.8%
 P.O. Box 4667
 Jacksonville, FL 32201     _____________                ______
                            7,891,415 (1)                27.5%

Fidelity Management &       3,136,579 (2)                10.9%
 Research Company
Fidelity Management             9,100 (2)                   *
  Trust Company
  82 Devonshire Street
  Boston, MA 02109         ______________
                            3,145,679 (2)                11.0%

Royce & Associates, Inc.    1,738,700 (3)                 6.1%
 1414 Avenue of the Americas
 New York, NY  10019

  *  Less than 1%


 (1) Baker Holdings, LP is a limited partnership in which Edward
     L. Baker and John D. Baker II are the sole shareholders of its general partner and as such have shared voting and dispositive power over the shares owned by the partnership. Through pass through entities, each of Edward L. Baker and John D. Baker II has a pecuniary interest in 1,904,085 shares. Ownership is reported as of October 31, 2003. See "Common Stock Ownership By Directors and Officers" including the notes thereunder for an aggregation and identification of these shares with other shares beneficially owned by Edward L. Baker and John D. Baker II.

(2) Information regarding ownership by FMR Corp. and its affiliates is based on information provided in a Schedule 13G filed with the Securities Exchange Commission on August 11, 2003. Percentage calculations are based on the outstanding shares of the Company's common stock on October 31, 2003. According to that filing, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("Fidelity"), is the beneficial owner of 3,136,579 shares of the Company's common stock; both Edward C. Johnson 3d, Chairman of FMR Corp., and Fidelity have sole power to dispose of the 3,136,579 shares, but neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares; and (ii) Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of Fidelity, is the beneficial owner of 9,100 shares of the Company's common stock;
     Mr. Johnson, Fidelity and FMTC have sole power to dispose of and vote the 9,100 shares.

(3) Information regarding ownership by Royce & Associates, Inc. ("Royce") is based on information provided in a Schedule 13G filed with the Securities Exchange Commission on February 5, 2003. Percentage calculations are based on the outstanding shares of the Company's common stock on October 31, 2003. Royce has sole voting and dispositive power as to the shares shown.

         COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

      The following table and notes set forth the beneficial ownership of our common stock by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 31, 2003 and also includes shares held under options as of October 31, 2003 that are exercisable within 60 days of that date.



    NAME OF               AMOUNT AND NATURE            PERCENT OF
BENEFICIAL OWNER         BENEFICIAL OWNERSHIP            CLASS
________________         ____________________            ______

Edward L. Baker          4,327,244 (1)(2)(3)(4)(5)      15.1%
John D. Baker II         3,474,819 (1)(3)(4)(5)(6)(7)   12.1%
Thompson S. Baker II        60,426 (5)(8)                  *
A. R. Carpenter             17,205                         *
J. Dix Druce Jr.             1,649                         *
Luke E. Fichthorn III       76,464                         *
Tillie K. Fowler             2,428                         *
George J. Hossenlopp        34,401                         *
John D. Milton Jr.          56,031                         *
Martin E. Stein Jr.         81,645  (7) (9)
G. Kennedy Thompson          5,883                         *
William H. Walton III            0                         *

All Directors and
 Officers as a group
(18 people)              8,444,759                      29.4%
  *Less than 1%



     The preceding table includes the following shares held under the Company's Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as of September 30, 2003 as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of October 31, 2003.



                      SHARES UNDER TRAESOP   SHARES UNDER OPTION
                      ____________________   ___________________
Edward L. Baker              19,403                166,875
John D. Baker II             11,785                166,875
Thompson S. Baker II             93                  9,780
George J. Hossenlopp            -0-                 30,200
John D. Milton Jr.              -0-                 52,500 (10)

All directors and
officers as a group          57,586                621,020

				19

(1) Includes out of the 5,622,258 shares owned directly by Baker Holdings, LP, as to which Edward L. Baker and John D. Baker II, have shared voting and shared dispositive powers, for Edward L. Baker, 1,904,085 shares as to which he has a pecuniary interest and an additional 1,814,088 shares in which another person has a pecuniary interest, which 3,718,173 shares are excluded from those shown by John D. Baker II; the remaining 1,904,085 shares in which John D. Baker II has a pecuniary interest are included in the shares shown for John D. Baker II.

(2) Includes 168,447 shares held in the Edward L. Baker Living Trust; 27,028 shares held directly by Edward L. Baker; 67,452 shares in the Profit Sharing and Deferred Earnings Plan of the Company; and 6,046 shares held by the wife of Edward L. Baker as to which he disclaims any beneficial interest.

(3) Includes for Edward L. Baker 171,495 shares held in trust for the benefit of children of John D. Baker II, which shares are excluded from those shown for John D. Baker II and as to which each of Edward L. Baker and John D. Baker II disclaim any beneficial interest.

(4) Includes out of the 2,592 shares held by the Thompson S. Baker Living Trust, as to which Edward L. Baker and John D. Baker II have shared voting and shared dispositive powers, for Edward Baker 864 shares as to which he has a pecuniary interest and an additional 864 shares in which another person has a pecuniary interest, which 1,728 shares are excluded from those shown for John D. Baker II; the remaining 864 shares in which John D. Baker II has a pecuniary interest are included in the shares shown for John
     D. Baker II.

(5) Edward L. Baker, John D. Baker II and Thompson S. Baker II may be considered to be control persons of the Company.

(6) Includes 1,280,013 shares held by the John D. Baker II Living Trust; and 23,007 shares owned by his spouse as to which John D. Baker II disclaims any beneficial interest. The amounts shown do not include 60,000 shares held in the John D. Baker II Irrevocable Trust #1 and 29,352 shares held in the John D. Baker II Irrevocable Trust #2, for which an independent trustee has voting and dispositive power as to which John D. Baker II disclaims any beneficial interest.

(7) Regency Square II, a Florida general partnership, owns 81,000 shares of the Company. Martin E. Stein Jr., as a partner, holds a 2.5248% interest in the partnership. Trust B under the will of Martin E. Stein, deceased, as a general partner, holds a 46.21% interest in the partnership. John
     D. Baker II is a co-trustee of the trust and as such has a one-third shared voting and dispositive power as to the trust. Martin E. Stein Jr. has a beneficial interest in the trust, and, together with his two brothers, acting jointly as co-trustees, has a one-third shared voting and dispositive power as to the trust. The partnership's shares in the Company are excluded in the above table for John D. Baker II, who disclaims any pecuniary or other beneficial interest in such shares, but are included in the total shown for Mr. Stein.

(8) Includes 17,052 shares owned by the wife and three minor children of Thompson S. Baker II, as to which Thompson S.
     Baker II disclaims any beneficial interest.

(9) Mr. Stein will resign as a director of the Company, effective January 1, 2004.

(10) With respect to Mr. Milton, the table reflects options which are exercisable within 60 days of November 30, 2003.


                      INDEPENDENT AUDITORS

     The Audit Committee has selected Deloitte & Touche LLP as independent certified public accountants to examine the consolidated financial statements of the Company for fiscal 2004. Representatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     In addition, the Audit Committee has selected Ernst & Young to provide assistance and expertise to the Company's Internal
Audit Department in their audit of the Company's Information
Technology Department.


AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's financial statements for the years ended September 30, 2002 and September 30, 2003, and fees billed by Deloitte & Touche for other services during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.


                                        2003           2002
                                        _____          _____
Audit Fees (1)                          $156,070       $131,320
Audit Related Fees (2)                    52,173         38,230
Tax Fees (3)                             131,140         92,643
All other Fees                                 0              0
                                        ________       ________
Total                                   $339,383       $262,193



(1) Audit fees consisted of audit work performed in the preparation of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2) Audit related fees consisted principally of audits of employee benefit plans.

(3) Tax fees consisted principally of assistance related to tax compliance and reporting.

Pre-Approval of Audit and Non-Audit Services:

     Under the Company's amended Audit Committee Charter which is attached as Appendix A to this proxy statement for the 2004 annual meeting of shareholders, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Deloitte & Touche during fiscal 2003.

                   SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2005 must be delivered in writing to the principal executive offices of the Company no later than August 25, 2004. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

   Except for shareholder proposals to be included in the Company's proxy materials, the deadline for nominations for director submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 8, 2004. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Restated Articles of Incorporation.

   The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 8, 2004.

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                 COST OF SOLICITATION

     We are paying the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. We will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by our directors, officers and other employees.

                         OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

        DELIVERY TO SECURITY HOLDERS SHARING ADDRESS

     The Company is delivering only one proxy statement to multiple security holders sharing an address unless the Company receives contrary instructions from one or more of the security holders. If you are a security holder residing at a shared address and would like to request an additional copy of the proxy statement (or to request to receive only one copy of the proxy statement if you are currently receiving multiple copies), please send your request to John D. Milton Jr., 155 East 21st Street, Jacksonville, Florida 32206-2104, or call (904) 355-1781.

                              BY ORDER OF THE BOARD OF DIRECTORS

December 29, 2003                       Dennis D. Frick
                                            Secretary




            PLEASE RETURN THE ENCLOSED FORM OF PROXY,
          DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
             ENVELOPE, WHICH REQUIRES NO POSTAGE.


SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FLORIDA ROCK INDUSTRIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201. THIS REPORT ALSO IS AVAILABLE AT OUR WEBSITE, www.flarock.com.

                   FLORIDA ROCK INDUSTRIES, INC.
               PROXY SOLICITED BY BOARD OF DIRECTORS

   FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 4, 2004


     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 4, 2004 at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

1. The election of four directors to serve for a term of three years and one director to serve for a term of two years.

     / /  FOR the nominees listed  /  /  WITHHOLD AUTHORITY
          below (except as marked        to vote for all nominees
          to the contrary below)         listed below

     Thompson S. Baker II, Luke E. Fichthorn III, Tillie K.
Fowler and Francis X. Knott are the nominees for a term of three years. William H. Walton III is a nominee for a term of two years.


      To withhold authority to vote for any individual
      nominee, write that nominee's name in the space provided.
      _________________________________________________________


2. To transact such other business as may properly come before the meeting or any adjournments thereof.

           (Continued and to be signed on other side)
  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the directions of the undersigned shareholder, or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 29, 2003 and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.



                                   Dated:____________________


                               Signature:____________________


               Signature if Held Jointly:____________________



                         IMPORTANT:  Please date this proxy
                         and sign exactly as your name or
                         names appear(s) hereon.  If the
                         stock is held jointly, signatures
                         should include both names.
                         Personal representatives, trustees,
                         guardians and others signing in a
                         representative capacity should give
                         full title.  If you attend the
                         meeting you may, if you wish,
                         withdraw your proxy and vote in
                         person.



       PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE